UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2026

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2026, Armata Pharmaceuticals, Inc. (the “Company”) announced that the Board of Directors

(the “Board”) appointed Dr. Daniel Gilmer, 39, as a member of the Board, effective as of April 24, 2026, to serve until the Company’s next annual meeting of the Company’s shareholders.

The committee assignments of Dr. Gilmer have not been determined as of the time of this filing.

Dr. Gilmer will participate in the Company’s standard non-management director compensation arrangement. The Company pays non-management directors a retainer of $40,000 per year, payable in cash. Dr. Gilmer will also be eligible to receive equity awards in amounts to be determined by the Board pursuant to the Company’s 2016 Stock Incentive Plan, as amended (the “Plan”). A copy of the Plan was previously filed with the SEC as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on June 10, 2019. In connection with his appointment, Dr. Gilmer is expected to receive an option award to purchase 51,280 shares of the Company’s common stock, at an exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant, vesting in equal installments over a three-year period. The awards will be governed by the form of Stock Option Grant Notice and Option Agreement previously filed with the SEC on the Company’s Quarterly Report on Form 10-Q filed on August 14, 2019. The Company also entered into an indemnity agreement with Dr. Gilmer, a form of which was previously filed with the SEC as Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed on January 19, 2016.

There are no arrangements or understandings between Dr. Gilmer and any other persons pursuant to which he was selected as a member of the Board. There are also no family relationships between Dr. Gilmer and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 27, 2026, the Company issued a press release announcing the appointment of Dr. Gilmer. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and the attached Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 27, 2026.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2026	Armata Pharmaceuticals, Inc.

	By:	/s/ David House
	Name:	David House
	Title:	Senior Vice President, Finance and Principal Financial Officer